            Consent of Independent Registered Public Accounting Firm

     We have issued our report dated July 21, 2006 accompanying the financial statements of Van Kampen Focus Portfolios, Taxable Income Series 36 as of May 31, 2006, and for the period then ended, contained in this Post-Effective Amendment No. 3 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                              Grant Thornton LLP

September 25, 2006
New York, New York